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                                  EXHIBIT 99.A

DIRECTORS OF BANK OF AMERICA CORPORATION
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Name                                  Business Address                          Principal Occupation
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
Charles W. Coker                      Post Office Box 160                       Chairman, Sonoco Products Company
                                      Hartsville, SC 29551-0160

Alan T. Dickson                       1800 Two First Union Center               Chairman of the Board of Directors, Ruddick
                                      Charlotte, NC 28282                       Corporation

Frank Dowd, IV                        2109 Randolph RD                          Chairman and Chief Executive Officer,
                                      Charlotte, NC 28207                       Charlotte Pipe and Foundry Company

Kathleen F. Feldstein                 147 Clifton Street                        President, Economic Studies, Inc.
                                      Belmont, MA  02478

Paul Fulton                           First Stratford Building                  Chairman and Chief Executive Officer, Bassett
                                      101 South Stratford Road                  Furniture Industries, Inc.
                                      Winston-Salem, NC 27104

Donald E. Guinn                       Pacific Telesis Center                    Chairman Emeritus, Pacific Telesis Group
                                      130 Kearney Street, Room 3704
                                      San Francisco, CA  94108

James H. Hance, Jr.                   Bank of America Corporate Ctr             Vice Chairman and Chief Financial Officer, Bank
                                      100 North Tryon Street                    of America Corporation
                                      Charlotte, NC  28255

C. Ray Holman                         Post Office Box 5840                      Chairman and Chief Executive Officer,
                                      St. Louis, Missouri 63134                 Mallinckrodt, Inc.

W.W. Johnson                          Post Office Box 448                       Chairman, Executive Committee, Bank of America
                                      SC3-240-18-17                             Corporation
                                      Columbia, SC 29202

Kenneth D. Lewis                      Bank of America Corporate Center          President and Chief Operating Officer, Bank of
                                      100 North Tryon Street                    America Corporation
                                      Charlotte, NC  28255

Walter E. Massey                      Office of the President                   President, Morehouse College
                                      830 Westview Drive
                                      Atlanta, Georgia 30314


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Name                                  Business Address                          Principal Occupation
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
Hugh L. McColl, Jr.                   Bank of America Corporate Center          Chairman and Chief Executive Officer, Bank of
                                      100 North Tryon Street                    America Corporation
                                      Charlotte, NC  28255


O. Temple Sloan, Jr.                  Post Office Box 26006                     Chairman and Chief Executive Officer, General
                                      Raleigh, NC  27611                        Parts Inc.

Meredith R. Spangler                  668 Hempstead Place                       Trustee and Board Member
                                      Charlotte, NC  28207-2320

Ronald Townsend                       Gannett Television                        Communications Consultant
                                      c/o WTLV-TV12
                                      1070 East Adams Street
                                      Jacksonville, FL  32202

Solomon D. Trujillo                   1801 California Street, 52nd Floor        Chairman, President and Chief Executive
                                      Denver, CO  80202                         Officer, US West

Jackie M. Ward                        5775 Peachtree-Dunwoody Road              President and Chief Executive Officer, Computer
                                      Building G, Fourth Floor                  Generation Incorporated
                                      Atlanta, GA  30342

Virgil R. Williams                    2076 West Park Place                      Chairman and Chief Executive Officer, Williams
                                      Stone Mountain, GA  30087                 Group International, Inc.


EXECUTIVE OFFICERS OF BANK OF AMERICA CORPORATION
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Hugh L. McColl, Jr.                   Bank of America Corporate Center          Chairman and Chief Executive Officer, Bank of
                                      100 North Tryon Street                    America Corporation
                                      Charlotte, NC  28255

James H. Hance, Jr.                   Bank of America Corporate                 Vice Chairman and Chief Financial Officer, Bank
                                      Center                                    of America Corporation
                                      100 North Tryon Street
                                      Charlotte, NC  28255


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Name                                  Business Address                          Principal Occupation
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
Kenneth D. Lewis                      Bank of America Corporate Center          President and Chief Operating Officer, Bank of
                                      100 North Tryon Street                    America Corporation
                                      Charlotte, NC  28255



F. William Vandiver, Jr.              Bank of America Corporate Center          Corporate Risk Management Executive, Bank of
                                      100 North Tryon Street                    America Corporation
                                      Charlotte, NC  28255
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